Exhibit 99.1

801 E. 86th Avenue Merrillville, IN 46410

FOR IMMEDIATE RELEASE
March 24, 2015

FOR ADDITIONAL INFORMATION

Media	Investors
Mike Banas	Randy Hulen
Communications Manager	Vice President, Investor Relations
(219) 647-5581	(219) 647-5688
mbanas@nisource.com	rghulen@nisource.com

Donald Brown to join NiSource as finance executive vice president

Expected to be appointed as chief financial officer at the time of NiSource/Columbia Pipeline Group separation

MERRILLVILLE, Ind. - NiSource Inc. (NYSE: NI) today announced that Donald Brown will join the company on April 6, 2015, as an executive vice president in the corporation's Finance organization. Brown is expected to be appointed chief financial officer (CFO) for NiSource, effective upon the completion of the previously announced separation of NiSource and Columbia Pipeline Group (CPG) into stand-alone, publicly traded companies. The separation is expected to be completed in mid-2015.

As announced last December, NiSource’s current executive vice president (EVP) and CFO, Stephen P. Smith, is expected to become EVP and CFO at CPG at the time of the separation. Brown will report to Joseph Hamrock, EVP and group chief executive officer (CEO) of NiSource’s Gas Distribution business unit. Hamrock is expected to become CEO of NiSource at the time of the separation.

“Donald brings an exceptional depth of public utility experience combined with a track record of disciplined financial management and execution,” Hamrock said. “He joins an already solid and familiar team of finance and operational leaders that have consistently delivered on our customer and investor expectations during a period of significant growth and expansion.”

“Donald’s experience complements a proven and respected management team planned for NiSource, and his appointment is an important step to ensuring both CPG and NiSource are prepared to execute as independent companies,” Richard L. Thompson, NiSource Board of Directors Chairman, said. “With strong executive teams now named for both companies, NiSource and CPG are poised to execute on their distinct, well-established strategies to deliver enhanced value for each company’s customers, investors and other key stakeholders.”

Brown most recently served as vice president and chief financial officer at UGI Utilities, a division of UGI Corporation. From 2005 to 2010 he served as a director of Treasury Services at UGI Corporation and controller at

UGI Utilities. Prior to joining UGI, he served in a variety of financial leadership and consulting roles at Constellation Energy, Progress Energy and Deloitte.
Brown earned a Master of Business Administration degree from Duke University’s Fuqua School of Business and a Bachelor of Science degree in economics from the University of Pennsylvania.

About NiSource
NiSource Inc. (NYSE: NI), based in Merrillville, Ind., is a Fortune 500 company engaged in natural gas transmission, storage and distribution, as well as electric generation, transmission and distribution. NiSource operating companies deliver energy to 3.8 million customers located within the high-demand energy corridor stretching from the Gulf Coast through the Midwest to New England. Information about NiSource and its subsidiaries is available at www.nisource.com. NI-F

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements are subject to various risks and uncertainties. Examples of forward-looking statements in this release include statements and expectations regarding the separation and the leadership of each of NiSource Inc. and Columbia Pipeline Group, Inc. following the separation. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements in this release include, among other things, the timing to consummate the separation; the risk that a condition to consummation is not satisfied; the inability of one or more of the businesses to operate independently following the completion of the proposed separation; weather; fluctuations in supply and demand for energy commodities; growth opportunities for NiSource's businesses; increased competition in deregulated energy markets; the success of regulatory and commercial initiatives; dealings with third parties over whom NiSource has no control; actual operating experience of NiSource's assets; the regulatory process; regulatory and legislative changes; changes in general economic, capital and commodity market conditions; and counter-party credit risk, and the matters set forth in the "Risk Factors" section in NiSource's 2014 Form 10-K and subsequent NiSource filings of Form 10-Q, many of which are beyond the control of NiSource. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. NiSource expressly disclaims a duty to update any of the forward-looking statements contained in this release.

The separation is subject to the satisfaction of a number of conditions, including the final approval of NiSource's Board of Directors. There is no assurance that the separation will in fact occur.

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